UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	CNAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2019, Michelle L. Vandertie, the Vice President of Finance and Principal Accounting Officer of Conatus Pharmaceuticals Inc. (the “Company”), notified the Company of her decision to resign, effective as of November 30, 2019. Ms. Vandertie’s decision to resign from the Company did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices.

On November 6, 2019, the board of directors of the Company appointed Keith W. Marshall, Ph.D. as the Company’s acting Principal Accounting Officer, to be effective upon the effectiveness of Ms. Vandertie’s resignation. Dr. Marshall will continue to serve as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer and be compensated pursuant to his existing employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONATUS PHARMACEUTICALS INC.

Date: November 7, 2019	By:	/s/ Keith W. Marshall, Ph.D.
	Name:	Keith W. Marshall, Ph.D.
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer